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EXHIBIT 23.02

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated February 18, 1999, except for Note 17 to the consolidated financial statements as to which the date is March 6, 2000, accompanying the financial statements of Lexon Technologies, Inc., included in its report on Form 10-KSB, for the fiscal year ended December 31, 1999, and hereby consent to the incorporation by reference to such report in this Registration Statement on Form S-8.

/S/Hutton Nelson & McDonald, LLP
Oakbridge Terrace, Illinois

September 14, 2000